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Exhibit 23.1

Consent of Ernst & Young, LLP

        We consent to the incorporation by reference in the Registration Statement Form S-3, to be filed on or about February 12, 2003, of NaPro BioTherapeutics, Inc. for the registration of 500,000 shares of its common stock, of our report dated February 21, 2003, with respect to the consolidated financial statements and schedules of NaPro BioTherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Denver, Colorado
February 12, 2003

/s/ Ernst & Young, LLP

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  Exhibit 23.1
Consent of Ernst & Young, LLP